                  [STRADLING YOCCA CARLSON & RAUTH LETTERHEAD]


                                                                     Exhibit 5.1


                                   May 23, 2002


Micro General Corporation
2510 N. Red Hill, Suite 230
Santa Ana, California 92705

            RE:   Registration Statement on Form S-8

Gentlemen:

            At your request, we have examined the form of Registration Statement on Form S-8 (the "Registration Statement") being filed by Micro General Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 177,470 shares of the Company's common stock, $0.05 par value, reserved for issuance pursuant to future option grants under the Company's 1995 Stock Option Plan (the "Plan") and 16,500 shares of Common Stock issuable upon exercise of outstanding option grants under the Plan (collectively, the "Shares"). We understand that the Shares are the only securities being registered under the Registration Statement. We do not opine on the offer, sale or delivery of any shares of Common Stock or securities of the Company other than the Shares and our opinion is expressly qualified by the legal effects of the offer, sale and delivery of any such other shares or securities.

            We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. As to questions of fact material to our opinion, we have relied upon the representations of officers of the Company.

            Based on the foregoing, it is our opinion that the issuance of the Shares against full payment in accordance with the respective terms and conditions of the Plan will be legally and validly issued, fully paid and nonassessable.

            We consent to the use of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ Stradling Yocca Carlson & Rauth